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                         NOTICE OF GUARANTEED DELIVERY
                                       OF

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                   IMTEC INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED FEBRUARY 22, 2000
                                       AT

                              $12.00 NET PER SHARE
                                       BY

                            IMTC ACQUISITION CORP.,
                    AN INDIRECT, WHOLLY OWNED SUBSIDIARY OF

                               BRADY CORPORATION

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or one substantially the same as this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.01 per share (the "Shares"), of Imtec Inc., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach Firstar Bank, National Association (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.
                        The Depositary for the Offer is:
                       FIRSTAR BANK, NATIONAL ASSOCIATION

                  By Mail:                            By Hand or Overnight Delivery:
          Corporate Trust Services                       Corporate Trust Services
                P.O. Box 2077                            1555 N. RiverCenter Drive
             Milwaukee, WI 53201                                 Suite 301
                                                            Milwaukee, WI 53212

                      Facsimile for Eligible Institutions:
                                 (414) 905-5049
                To Confirm Facsimile Transmission By Telephone:
                                 (414) 905-5300

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution as described in the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to IMTC Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect, wholly owned subsidiary of Brady Corporation, a Wisconsin corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 22, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

 Number of Shares:
 --------------------------------

 Share Certificate Numbers (if available):

 -----------------------------------------------------

 -----------------------------------------------------

 If Shares will be delivered by book-entry transfer:

 DTC Account Number:
 ---------------------------

 Date:
 --------------------------------------- , 2000
Names(s) of Record Holders(s):

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                             Please Type or Print

Address(es):
---------------------------------------

-----------------------------------------------------
                                                                       Zip Code
Telephone Number:

-----------------------------------------------------
Area Code

Signature(s):
--------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase and pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange Inc. trading days after the date of execution hereof.

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     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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Address:
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                                                                        Zip Code

Area Code and
Telephone Number:
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AUTHORIZED SIGNATURE

Name:
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                              Please Type or Print

Title:
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Dated: __, 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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